Perrigo Reports Record Second Quarter Revenue, Adjusted Earnings and Operating Cash Flow

- Fiscal second quarter adjusted net income increased 14% to a record $128 million, or $1.36 per diluted share.

- Fiscal second quarter GAAP net income increased 6% to $106 million, or $1.12 per diluted share.

- Reports record second quarter operating cash flow of $185 million.

- Management confirms previously provided full-year fiscal 2013 adjusted earnings per share to be in a range of $5.45 to $5.65 per diluted share and reported earnings to be between $4.73 and $4.93 per diluted share.

ALLEGAN, Mich., Feb. 1, 2013 /PRNewswire/ -- Perrigo Company (Nasdaq: PRGO; TASE: PRGO) today announced results for its second quarter ended December 29, 2012.

(Logo: http://photos.prnewswire.com/prnh/20120301/DE62255LOGO )

Perrigo's Chairman and CEO Joseph C. Papa commented, "The team delivered on another high-quality quarter with all-time record quarterly revenue, as well as record second quarter adjusted earnings and operating cash flow. The Consumer Healthcare segment had another great quarter with strong store brand OTC market share growth. The team is working hard to integrate and expand the reach of our recent acquisition of Sergeant's Pet Care Products, Inc. ("Sergeant's"). Retailers are excited about the launch of our new plastic container in the infant formula category, as evidenced by their increased marketing and advertising efforts promoting the store brand value proposition. We continue to deliver on our top priority of providing quality, affordable healthcare products for consumers and customers."

Note that fiscal second quarter 2012 included an extra week of operations compared to fiscal second quarter 2013.

Refer to Table I at the end of this press release for adjustments in the current year and prior year periods and additional non-GAAP information. The Company's reported results are summarized in the attached Condensed Consolidated Statements of Income, Balance Sheets and Cash Flows.

Perrigo Company (in thousands, except per share amounts) (see the attached Table I for reconciliation to GAAP numbers)

	Fiscal 2013	Fiscal 2012
	Second Quarter Ended	Second Quarter Ended	YoY
	12/29/2012	12/31/2011	% Change

Net Sales	$882,959	$838,170	+5.3%
Reported Net Income	$105,955	$99,739	+6.2%
Adjusted Net Income	$128,083	$112,431	+13.9%
Reported Diluted EPS	$1.12	$1.06	+5.7%
Adjusted Diluted EPS	$1.36	$1.20	+13.3%
Diluted Shares	94,450	94,043	+0.4%

Second Quarter Results

Net sales in the quarter were $883 million, an increase of 5% over the second quarter of fiscal 2012, driven primarily by $34 million attributable to the Sergeant's and CanAm Care, LLC ("CanAm") acquisitions and new product sales of $25 million, partially offset by decreases in sales of certain existing products in the Rx segment in addition to the impact of the extra week of operations experienced in the second quarter of fiscal 2012. Excluding charges as outlined in Table I at the end of this release, second quarter fiscal 2013 adjusted net income increased 14% to $128 million, or $1.36 per diluted share. Reported net income increased 6% to $106 million, or $1.12 per diluted share.

Consumer Healthcare

Consumer Healthcare Segment (in thousands) (see the attached Table II for reconciliation to GAAP numbers)

	Fiscal 2013	Fiscal 2012
	Second Quarter Ended	Second Quarter Ended	YoY
	12/29/2012	12/31/2011	% Change

Net Sales	$539,288	$471,277	+14.4%
Reported Gross Profit	$162,254	$148,813	+9.0%
Adjusted Gross Profit	$173,168	$149,819	+15.6%
Reported Operating Income	$86,078	$82,250	+4.7%
Adjusted Operating Income	$98,641	$84,470	+16.8%

Reported Gross Margin	30.1%	31.6%	-150 bps
Adjusted Gross Margin	32.1%	31.8%	+30 bps
Reported Operating Margin	16.0%	17.5%	-150 bps
Adjusted Operating Margin	18.3%	17.9%	+40 bps

Consumer Healthcare segment net sales increased 14% to $539 million, driven by an increase in sales of existing products of $38 million (contract, analgesics and smoking cessation categories), $34 million attributable to the Sergeant's and CanAm acquisitions, and new product sales of $12 million (cough/cold, dermatologic and gastrointestinal categories). These combined increases were partially offset by a decline of $13 million in sales of existing products (allergy products and gastrointestinal category) and approximately $5 million in discontinued products.

Adjusted gross and operating margins expanded 30 and 40 basis points, respectively, due to new products and increased manufacturing efficiencies. The disparity between the reported and adjusted margins was due primarily to a charge of approximately $8 million to cost of sales as a result of the step-up of inventory acquired and sold related to the Sergeant's acquisition.

Nutritionals

Nutritionals Segment (in thousands) (see the attached Table II for reconciliation to GAAP numbers)

	Fiscal 2013	Fiscal 2012
	Second Quarter Ended	Second Quarter Ended	YoY
	12/29/2012	12/31/2011	% Change

Net Sales	$121,938	$128,147	-4.8%
Reported Gross Profit	$30,145	$28,230	+6.8%
Adjusted Gross Profit	$33,194	$31,252	+6.2%
Reported Operating Income	$7,160	$4,552	+57.3%
Adjusted Operating Income	$14,470	$11,189	+29.3%

Reported Gross Margin	24.7%	22.0%	+270 bps
Adjusted Gross Margin	27.2%	24.4%	+280 bps
Reported Operating Margin	5.9%	3.6%	+230 bps
Adjusted Operating Margin	11.9%	8.7%	+320 bps

The Nutritionals segment reported second quarter net sales of $122 million, compared with $128 million a year ago, as existing product sales declined $9 million due primarily to the extra week of sales in fiscal 2012, partially offset by new product sales of $3 million (Vitamins, Minerals and Supplements and infant foods categories).

Second quarter gross profit and margin increased due primarily to price increases and favorable product mix. Operating profit and margin were positively impacted by lower employee-related expenses, along with the absence of operating expenses related to the Company's Florida location, which was closed in the fourth quarter of fiscal 2012.

Rx Pharmaceuticals

Rx Pharmaceuticals Segment (in thousands) (see the attached Table II for reconciliation to GAAP numbers)

	Fiscal 2013	Fiscal 2012
	Second Quarter Ended	Second Quarter Ended	YoY
	12/29/2012	12/31/2011	% Change

Net Sales	$162,541	$177,196	-8.3%
Reported Gross Profit	$86,036	$91,378	-5.8%
Adjusted Gross Profit	$94,493	$99,347	-4.9%
Reported Operating Income	$64,059	$69,974	-8.5%
Adjusted Operating Income	$74,042	$78,542	-5.7%

Reported Gross Margin	52.9%	51.6%	+130 bps
Adjusted Gross Margin	58.1%	56.1%	+200 bps
Reported Operating Margin	39.4%	39.5%	-10 bps
Adjusted Operating Margin	45.6%	44.3%	+130 bps

The Rx Pharmaceuticals segment second quarter net sales decreased 8% as existing product sales were lower year-over-year by $11 million due to increased competition on certain existing products. This decrease was partially offset by new product sales of $9 million. The extra week of operations in second quarter fiscal 2012 accounted for most of the difference in net sales in the segment compared to fiscal 2012.

The adjusted gross margin increased due primarily to favorable product mix as well as higher margin on new product sales. The adjusted operating margin was impacted by higher distribution, selling, general and administrative costs.

API

API Segment (in thousands) (see the attached Table II for reconciliation to GAAP numbers)

	Fiscal 2013	Fiscal 2012
	Second Quarter Ended	Second Quarter Ended	YoY
	12/29/2012	12/31/2011	% Change

Net Sales	$40,854	$42,752	-4.4%
Reported Gross Profit	$22,883	$20,151	+13.6%
Adjusted Gross Profit	$23,364	$20,647	+13.2%
Reported Operating Income	$13,820	$11,693	+18.2%
Adjusted Operating Income	$14,301	$12,189	+17.3%

Reported Gross Margin	56.0%	47.1%	+890 bps
Adjusted Gross Margin	57.2%	48.3%	+890 bps
Reported Operating Margin	33.8%	27.4%	+640 bps
Adjusted Operating Margin	35.0%	28.5%	+650 bps

The API segment's net sales declined by 4% to $41 million due primarily to a decrease in existing product sales of approximately $5 million as a result of increased competition, partially offset by $4 million related to the continued successful launch of a customer's product.

Gross and operating margins were positively impacted by the product launch referred to above, along with favorable mix of existing product sales, partially offset by higher research and development and selling, general and administrative expenses.

Other

The Other category reported second quarter net sales of $18 million, compared with approximately $19 million a year ago, due primarily to the impact of unfavorable changes in foreign currency exchange rates.

Adjusted operating income was $1 million, representing a decrease in adjusted operating margin of 140 basis points from last year due to product mix.

Closing

Chairman, President and CEO Joseph C. Papa concluded, "Once again, the strength of our diversified business model was evident this quarter. Our Consumer Healthcare manufacturing operations are producing higher volumes and are operating more efficiently than at any time in our history. The Company continues to use our disciplined ROIC-centric process to make positive investments in operations and products. We expect further growth in store brand market penetration and strong new product launches, resulting in significant savings to consumers with quality, affordable healthcare products."

The Company expects fiscal 2013 reported earnings to be between $4.73 and $4.93 per diluted share as compared to $4.18 in fiscal 2012. Excluding the charges outlined in Table III at the end of this release, the Company continues to expect fiscal 2013 adjusted earnings to be between $5.45 and $5.65 per diluted share as compared to $4.99 in fiscal 2012. This range implies a year-over-year growth rate in adjusted earnings of 9% to 13% over fiscal 2012's adjusted earnings from continuing operations per diluted share.

The conference call will be available live via webcast to interested parties on the Perrigo website http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID# 87314407. A taped replay of the call will be available beginning at approximately 1:00 p.m. (ET) Friday, February 1, 2013 until midnight Friday, February 15, 2013. To listen to the replay, dial 855-859-2056, International 404-537-3406, and use access code 87314407.

From its beginnings as a packager of generic home remedies in 1887, Perrigo Company, based in Allegan, Michigan, has grown to become a leading global provider of quality, affordable healthcare products. The Company develops, manufactures and distributes over-the-counter ("OTC") and generic prescription ("Rx") pharmaceuticals, nutritional products and active pharmaceutical ingredients ("API") and is the world's largest manufacturer of OTC pharmaceutical products for the store brand market. Perrigo's mission is to offer uncompromised "quality, affordable healthcare products", and it does so across a wide variety of product categories primarily in the United States, United Kingdom, Mexico, Israel and Australia, as well as certain other markets throughout the world, including Canada, China and Latin America. Visit Perrigo on the Internet (http://www.perrigo.com).

Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors, including those discussed under "Risk Factors" in the Company's Form 10-K for the year ended June 30, 2012, as well as the Company's subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011

Net sales	$ 882,959	$ 838,170	$ 1,652,769	$ 1,563,465
Cost of sales	575,794	543,295	1,060,335	1,041,011
Gross profit	307,165	294,875	592,434	522,454

Operating expenses
Distribution	11,699	9,095	22,466	19,359
Research and development	28,323	31,148	55,718	50,786
Selling and administration	103,286	93,964	193,820	190,089
Total operating expenses	143,308	134,207	272,004	260,234

Operating income	163,857	160,668	320,430	262,220

Interest, net	15,314	15,641	31,167	28,211
Other expense, net	76	752	14	981
Loss on sale of investment	3,049	—	3,049	—
Income before income taxes	145,418	144,275	286,200	233,028
Income tax expense	39,463	44,536	74,665	62,831
Net income	$ 105,955	$ 99,739	$ 211,535	$ 170,197

Earnings per share
Basic earnings per share	$ 1.13	$ 1.07	$ 2.26	$ 1.83
Diluted earnings per share	$ 1.12	$ 1.06	$ 2.24	$ 1.81

Weighted average shares outstanding
Basic	93,903	93,221	93,755	93,066
Diluted	94,450	94,043	94,408	93,983

Dividends declared per share	$ 0.09	$ 0.08	$ 0.17	$ 0.15

See accompanying notes to condensed consolidated financial statements.

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
Net income	$ 105,955	$ 99,739	$ 211,535	$ 170,197
Other comprehensive income (loss):
Change in fair value of derivative financial instruments, net of tax	5,244	(1,496)	6,706	(9,292)
Foreign currency translation adjustments	28,026	(12,851)	33,450	(65,812)
Change in fair value of investment securities, net of tax	1,037	(933)	1,037	(933)
Post-retirement liability adjustments, net of tax	—	(24)	(41)	(41)
Other comprehensive income (loss), net of tax	34,307	(15,304)	41,152	(76,078)
Comprehensive income	$ 140,262	$ 84,435	$ 252,687	$ 94,119

See accompanying notes to condensed consolidated financial statements.

PERRIGO COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 29, 2012	June 30, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$ 459,514	$ 602,489	$ 531,410
Accounts receivable, net	583,903	572,582	530,178
Inventories	638,797	547,455	580,668
Current deferred income taxes	44,813	45,738	47,216
Income taxes refundable	4,323	1,047	4,111
Prepaid expenses and other current assets	42,771	26,610	40,509
Total current assets	1,774,121	1,795,921	1,734,092

Property and equipment	1,192,787	1,118,837	1,066,307
Less accumulated depreciation	(574,362)	(540,487)	(515,600)
	618,425	578,350	550,707

Goodwill and other indefinite-lived intangible assets	962,804	820,122	808,531
Other intangible assets, net	845,666	729,253	752,595
Non-current deferred income taxes	14,938	13,444	12,330
Other non-current assets	78,382	86,957	84,299
	$ 4,294,336	$ 4,024,047	$ 3,942,554

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$ 321,205	$ 317,341	$ 324,349
Short-term debt	2,648	90	—
Payroll and related taxes	71,081	89,934	71,059
Accrued customer programs	122,651	116,055	116,888
Accrued liabilities	65,981	76,406	85,661
Accrued income taxes	11,299	12,905	28,684
Current portion of long-term debt	40,000	40,000	40,000
Total current liabilities	634,865	652,731	666,641

Non-current liabilities
Long-term debt, less current portion	1,329,886	1,329,235	1,452,546
Non-current deferred income taxes	47,481	24,126	9,163
Other non-current liabilities	173,644	165,310	183,393
Total non-current liabilities	1,551,011	1,518,671	1,645,102

Shareholders' Equity
Controlling interest:
Preferred stock, without par value, 10,000 shares authorized	—	—	—
Common stock, without par value, 200,000 shares authorized	524,124	504,708	486,665
Accumulated other comprehensive income	80,556	39,404	50,972
Retained earnings	1,502,455	1,306,925	1,090,509
	2,107,135	1,851,037	1,628,146
Noncontrolling interest	1,325	1,608	2,665
Total shareholders' equity	2,108,460	1,852,645	1,630,811
	$ 4,294,336	$ 4,024,047	$ 3,942,554

Supplemental Disclosures of Balance Sheet Information
Allowance for doubtful accounts	$ 2,473	$ 2,556	$ 8,993
Working capital	$ 1,139,256	$ 1,143,190	$ 1,067,451
Preferred stock, shares issued and outstanding	—	—	—
Common stock, shares issued and outstanding	93,980	93,484	93,287

See accompanying notes to condensed consolidated financial statements.

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended
	December 29, 2012	December 31, 2011
Cash Flows From (For) Operating Activities
Net income	$ 211,535	$ 170,197
Adjustments to derive cash flows
Gain on sale of pipeline development projects	—	(3,500)
Loss on sale of investment	3,049	—
Depreciation and amortization	69,939	67,105
Share-based compensation	9,363	8,977
Income tax benefit from exercise of stock options	1,074	934
Excess tax benefit of stock transactions	(15,668)	(11,215)
Deferred income taxes	972	3,669
Subtotal	280,264	236,167

Changes in operating assets and liabilities, net of business acquisitions
Accounts receivable	16,228	(10,657)
Inventories	(44,980)	(34,150)
Accounts payable	(18,072)	(14,319)
Payroll and related taxes	(19,966)	(12,012)
Accrued customer programs	6,596	(1,412)
Accrued liabilities	(7,156)	16,300
Accrued income taxes	12,835	46,409
Other	3,854	(6,204)
Subtotal	(50,661)	(16,045)
Net cash from operating activities	229,603	220,122

Cash Flows (For) From Investing Activities
Acquisitions of businesses, net of cash acquired	(326,944)	(547,052)
Proceeds from sale of intangible assets and pipeline development projects	—	10,500
Additions to property and equipment	(39,279)	(55,659)
Acquisitions of assets	—	(750)
Net cash for investing activities	(366,223)	(592,961)

Cash Flows (For) From Financing Activities
Borrowings (repayments) of short-term debt, net	2,558	(2,770)
Borrowings of long-term debt	40,651	1,087,546
Repayments of long-term debt	(40,000)	(485,000)
Deferred financing fees	(643)	(5,097)
Excess tax benefit of stock transactions	15,668	11,215
Issuance of common stock	7,617	7,699
Repurchase of common stock	(12,159)	(7,954)
Cash dividends	(16,005)	(14,021)
Net cash (for) from financing activities	(2,313)	591,618

Effect of exchange rate changes on cash	(4,042)	2,527
Net (decrease) increase in cash and cash equivalents	(142,975)	221,306

Cash and cash equivalents, beginning of period	602,489	310,104
Cash and cash equivalents, end of period	$ 459,514	$ 531,410

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the period for:
Interest paid	$ 29,244	$ 22,861
Interest received	$ 2,741	$ 1,301
Income taxes paid	$ 67,863	$ 15,973
Income taxes refunded	$ 1,155	$ 802

See accompanying notes to condensed consolidated financial statements.

Table I
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
Consolidated	December 29, 2012				December 31, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 882,959	$ -		$ 882,959	$ 838,170	$ -		$ 838,170	5%	5%
Cost of sales	575,794	23,308	(a,b)	552,486	543,295	12,931	(a)	530,364	6%	4%
Gross profit	307,165	23,308		330,473	294,875	12,931		307,806	4%	7%

Operating expenses
Distribution	11,699	-		11,699	9,095	-		9,095	29%	29%
Research and development	28,323	-		28,323	31,148	-		31,148	-9%	-9%
Selling and administration	103,286	7,476	(a,c,d)	95,810	93,964	5,428	(a,e)	88,536	10%	8%
Total operating expenses	143,308	7,476		135,832	134,207	5,428		128,779	7%	5%

Operating income	163,857	30,784		194,641	160,668	18,359		179,027	2%	9%
Interest, net	15,314	-		15,314	15,641	-		15,641	-2%	-2%
Other expense, net	76	-		76	752	-		752	-90%	-90%
Loss on sale of investment	3,049	3,049		-	-	-		-	-	-
Income before income taxes	145,418	33,833		179,251	144,275	18,359		162,634	1%	10%
Income tax expense	39,463	11,705	(j)	51,168	44,536	5,667	(j)	50,203	-11%	2%
Net income	$ 105,955	$ 22,128		$ 128,083	$ 99,739	$ 12,692		$ 112,431	6%	14%

Diluted earnings per share	$ 1.12			$ 1.36	$ 1.06			$ 1.20	6%	13%

Diluted weighted average shares outstanding	94,450			94,450	94,043			94,043

Selected ratios as a percentage of net sales
Gross profit	34.8%			37.4%	35.2%			36.7%
Operating expenses	16.2%			15.4%	16.0%			15.4%
Operating income	18.6%			22.0%	19.2%			21.4%

	Six Months Ended
Consolidated	December 29, 2012				December 31, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 1,652,769	$ -		$ 1,652,769	$ 1,563,465	$ -		$ 1,563,465	6%	6%
Cost of sales	1,060,335	36,632	(a,b)	1,023,703	1,041,011	55,292	(a,g)	985,719	2%	4%
Gross profit	592,434	36,632		629,066	522,454	55,292		577,746	13%	9%

Operating expenses
Distribution	22,466	-		22,466	19,359	-		19,359	16%	16%
Research and development	55,718	-		55,718	50,786	(3,500)	(h)	54,286	10%	3%
Selling and administration	193,820	14,851	(a,c,f)	178,969	190,089	19,049	(a,i)	171,040	2%	5%
Total operating expenses	272,004	14,851		257,153	260,234	15,549		244,685	5%	5%

Operating income	320,430	51,483		371,913	262,220	70,841		333,061	22%	12%
Interest, net	31,167	-		31,167	28,211	-		28,211	10%	10%
Other expense, net	14	-		14	981	-		981	-99%	-99%
Loss on sale of investment	3,049	3,049		-	-	-		-	-	-
Income before income taxes	286,200	54,532		340,732	233,028	70,841		303,869	23%	12%
Income tax expense	74,665	18,515	(j)	93,180	62,831	25,288	(j)	88,119	19%	6%
Net income	$ 211,535	$ 36,017		$ 247,552	$ 170,197	$ 45,553		$ 215,750	24%	15%

Diluted earnings per share	$ 2.24			$ 2.62	$ 1.81			$ 2.30	24%	14%

Diluted weighted average shares outstanding	94,408			94,408	93,983			93,983

Selected ratios as a percentage of net sales
Gross profit	35.8%			38.1%	33.4%			37.0%
Operating expenses	16.5%			15.6%	16.6%			15.7%
Operating income	19.4%			22.5%	16.8%			21.3%

(a) Deal-related amortization
(b) Inventory step-up of $7,693
(c) Severance costs of $1,526
(d) Acquisition costs of $40
(e) Severance costs of $599
(f) Acquisition costs of $1,917
(g) Inventory step-up of $27,179
(h) Proceeds from sale of pipeline development projects
(i) Acquisition-related and severance costs of $9,381
(j) Total tax effect for non-GAAP pre-tax adjustments

Table II
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

Three Months Ended
Consumer Healthcare	December 29, 2012				December 31, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 539,288	$ -		$ 539,288	$ 471,277	$ -		$ 471,277	14%	14%
Cost of sales	377,034	10,914	(a,b)	366,120	322,464	1,006	(a)	321,458	17%	14%
Gross profit	162,254	10,914		173,168	148,813	1,006		149,819	9%	16%
Operating expenses	76,176	1,649	(a)	74,527	66,563	1,214	(a)	65,349	14%	14%
Operating income	$ 86,078	$ 12,563		$ 98,641	$ 82,250	$ 2,220		$ 84,470	5%	17%

Selected ratios as a percentage of net sales
Gross profit	30.1%			32.1%	31.6%			31.8%
Operating expenses	14.1%			13.8%	14.1%			13.9%
Operating income	16.0%			18.3%	17.5%			17.9%

Six Months Ended
Consumer Healthcare	December 29, 2012				December 31, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 989,704	$ -		$ 989,704	$ 882,958	$ -		$ 882,958	12%	12%
Cost of sales	681,615	11,929	(a,b)	669,686	604,787	2,028	(a)	602,759	13%	11%
Gross profit	308,089	11,929		320,018	278,171	2,028		280,199	11%	14%
Operating expenses	142,723	2,897	(a)	139,826	126,732	2,437	(a)	124,295	13%	12%
Operating income	$ 165,366	$ 14,826		$ 180,192	$ 151,439	$ 4,465		$ 155,904	9%	16%

Selected ratios as a percentage of net sales
Gross profit	31.1%			32.3%	31.5%			31.7%
Operating expenses	14.4%			14.1%	14.4%			14.1%
Operating income	16.7%			18.2%	17.2%			17.7%

Three Months Ended
Nutritionals	December 29, 2012				December 31, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 121,938	$ -		$ 121,938	$ 128,147	$ -		$ 128,147	-5%	-5%
Cost of sales	91,793	3,049	(a)	88,744	99,917	3,022	(a)	96,895	-8%	-8%
Gross profit	30,145	3,049		33,194	28,230	3,022		31,252	7%	6%
Operating expenses	22,985	4,261	(a)	18,724	23,678	3,615	(a)	20,063	-3%	-7%
Operating income	$ 7,160	$ 7,310		$ 14,470	$ 4,552	$ 6,637		$ 11,189	57%	29%

Selected ratios as a percentage of net sales
Gross profit	24.7%			27.2%	22.0%			24.4%
Operating expenses	18.8%			15.4%	18.5%			15.7%
Operating income	5.9%			11.9%	3.6%			8.7%

Six Months Ended
Nutritionals	December 29, 2012				December 31, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 225,361	$ -		$ 225,361	$ 248,008	$ -		$ 248,008	-9%	-9%
Cost of sales	169,381	6,099	(a)	163,282	190,209	8,871	(a)	181,338	-11%	-10%
Gross profit	55,980	6,099		62,079	57,799	8,871		66,670	-3%	-7%
Operating expenses	44,937	8,511	(a)	36,426	46,006	7,231	(a)	38,775	-2%	-6%
Operating income	$ 11,043	$ 14,610		$ 25,653	$ 11,793	$ 16,102		$ 27,895	-6%	-8%

Selected ratios as a percentage of net sales
Gross profit	24.8%			27.5%	23.3%			26.9%
Operating expenses	19.9%			16.2%	18.6%			15.6%
Operating income	4.9%			11.4%	4.8%			11.2%

Three Months Ended
Rx Pharmaceuticals	December 29, 2012				December 31, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 162,541	$ -		$ 162,541	$ 177,196	$ -		$ 177,196	-8%	-8%
Cost of sales	76,505	8,457	(a)	68,048	85,818	7,969	(a)	77,849	-11%	-13%
Gross profit	86,036	8,457		94,493	91,378	7,969		99,347	-6%	-5%
Operating expenses	21,977	1,526	(c)	20,451	21,404	599	(c)	20,805	3%	-2%
Operating income	$ 64,059	$ 9,983		$ 74,042	$ 69,974	$ 8,568		$ 78,542	-8%	-6%

Selected ratios as a percentage of net sales
Gross profit	52.9%			58.1%	51.6%			56.1%
Operating expenses	13.5%			12.6%	12.1%			11.7%
Operating income	39.4%			45.6%	39.5%			44.3%

(a) Deal-related amortization
(b) Inventory step-up of $7,693
(c) Severance costs
(d) Inventory step-up of $27,179
(e) Proceeds of $3,500 from sale of pipeline development projects
(f) Severance costs of $3,755

Table II (Continued)
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

Six Months Ended
Rx Pharmaceuticals	December 29, 2012				December 31, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 325,483	$ -		$ 325,483	$ 304,823	$ -		$ 304,823	7%	7%
Cost of sales	152,763	16,859	(a)	135,904	171,985	42,501	(a,d)	129,484	-11%	5%
Gross profit	172,720	16,859		189,579	132,838	42,501		175,339	30%	8%
Operating expenses	40,157	1,526	(c)	38,631	38,379	255	(e,f)	38,124	5%	1%
Operating income	$ 132,563	$ 18,385		$ 150,948	$ 94,459	$ 42,756		$ 137,215	40%	10%

Selected ratios as a percentage of net sales
Gross profit	53.1%			58.2%	43.6%			57.5%
Operating expenses	12.3%			11.9%	12.6%			12.5%
Operating income	40.7%			46.4%	31.0%			45.0%

Three Months Ended
API	December 29, 2012				December 31, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 40,854	$ -		$ 40,854	$ 42,752	$ -		$ 42,752	-4%	-4%
Cost of sales	17,971	481	(a)	17,490	22,601	496	(a)	22,105	-20%	-21%
Gross profit	22,883	481		23,364	20,151	496		20,647	14%	13%
Operating expenses	9,063	-		9,063	8,458	-		8,458	7%	7%
Operating income	$ 13,820	$ 481		$ 14,301	$ 11,693	$ 496		$ 12,189	18%	17%

Selected ratios as a percentage of net sales
Gross profit	56.0%			57.2%	47.1%			48.3%
Operating expenses	22.2%			22.2%	19.8%			19.8%
Operating income	33.8%			35.0%	27.4%			28.5%

Six Months Ended
API	December 29, 2012				December 31, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 77,273	$ -		$ 77,273	$ 90,396	$ -		$ 90,396	-15%	-15%
Cost of sales	33,030	944	(a)	32,086	48,637	1,017	(a)	47,620	-32%	-33%
Gross profit	44,243	944		45,187	41,759	1,017		42,776	6%	6%
Operating expenses	17,104	-		17,104	15,851	-		15,851	8%	8%
Operating income	$ 27,139	$ 944		$ 28,083	$ 25,908	$ 1,017		$ 26,925	5%	4%

Selected ratios as a percentage of net sales
Gross profit	57.3%			58.5%	46.2%			47.3%
Operating expenses	22.1%			22.1%	17.5%			17.5%
Operating income	35.1%			36.3%	28.7%			29.8%

Three Months Ended
Other	December 29, 2012				December 31, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 18,338	$ -		$ 18,338	$ 18,798	$ -		$ 18,798	-2%	-2%
Cost of sales	12,491	407	(a)	12,084	12,495	438	(a)	12,057	-0%	0%
Gross profit	5,847	407		6,254	6,303	438		6,741	-7%	-7%
Operating expenses	5,184	-		5,184	5,379	-		5,379	-4%	-4%
Operating income	$ 663	$ 407		$ 1,070	$ 924	$ 438		$ 1,362	-28%	-21%

Selected ratios as a percentage of net sales
Gross profit	31.9%			34.1%	33.5%			35.9%
Operating expenses	28.3%			28.3%	28.6%			28.6%
Operating income	3.6%			5.8%	4.9%			7.2%

Six Months Ended
Other	December 29, 2012				December 31, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 34,948	$ -		$ 34,948	$ 37,280	$ -		$ 37,280	-6%	-6%
Cost of sales	23,546	800	(a)	22,746	25,393	875	(a)	24,518	-7%	-7%
Gross profit	11,402	800		12,202	11,887	875		12,762	-4%	-4%
Operating expenses	10,314	-		10,314	10,678	-		10,678	-3%	-3%
Operating income	$ 1,088	$ 800		$ 1,888	$ 1,209	$ 875		$ 2,084	-10%	-9%

Selected ratios as a percentage of net sales
Gross profit	32.6%			34.9%	31.9%			34.2%
Operating expenses	29.5%			29.5%	28.6%			28.6%
Operating income	3.1%			5.4%	3.2%			5.6%

(a) Deal-related amortization
(b) Inventory step-up of $7,693
(c) Severance costs
(d) Inventory step-up of $27,179
(e) Proceeds of $3,500 from sale of pipeline development projects
(f) Severance costs of $3,755

Table III
PERRIGO COMPANY
FY 2013 GUIDANCE AND FY 2012 EPS
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Full Year
Fiscal 2013 Guidance
FY13 reported diluted EPS range (2)	$4.73 - $4.93
Deal-related amortization (1,2)	0.63
Charge associated with inventory step-up (2)	0.05
Charges associated with acquisition and severance costs(2)	0.02
Loss on sale of investment	0.02
FY13 adjusted diluted EPS range	$5.45 - $5.65

Fiscal 2012*
FY12 reported diluted EPS from continuing operations	$4.18
Deal-related amortization (1)	0.523
Charge associated with inventory step-up	0.181
Charges associated with acquisition-related and severance costs	0.062
Charges associated with restructuring	0.061
Net charge associated with acquired R&D and proceeds from sale of IPR&D projects	0.012
Earnings associated with sale of pipeline development projects	(0.026)
FY12 adjusted diluted EPS from continuing operations	$4.99

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions
(2) Does not include any estimate related to the Velcera acquisition

*All information based on continuing operations.

CONTACT: Arthur J. Shannon, Vice President, Investor Relations and Communication, +1-269-686-1709, ajshannon@perrigo.com or Bradley Joseph, Senior Manager, Investor Relations and Communication, +1-269-686-3373, bradley.joseph@perrigo.com